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EXHIBIT 99.1


DREXLER TECHNOLOGY CORPORATION [LOGO]            For Immediate Release
1077 Independence Avenue                         NEWS RELEASE
Mountain View, California 94043                  For Further Information:
Telephone 650-969-7277                           Steven G. Larson, VP-Finance
Fax 650-969-6121                                 650-969-7277




               DREXLER TECHNOLOGY ESTIMATES FINANCIAL RESULTS FOR
            FISCAL YEAR 2003 AND FOURTH QUARTER ENDED MARCH 31, 2003

       MOUNTAIN VIEW, CALIF. - APRIL 8, 2003. Drexler Technology Corporation (Nasdaq:DRXR), maker of LaserCard(R) optical memory cards and systems, estimates that it will earn about $2.2 million (unaudited) in net income on about $26.3 million (unaudited) in revenues for fiscal 2003 ended March 31, 2003.

       This will represent the Company's fifth consecutive year of profitability.

       The estimated net income of 20 or 21 cents per share for fiscal year 2003 includes an estimated net loss of 1 or 2 cents per share for the fiscal 2003 fourth quarter. That came about because anticipated LaserCard(R) manufacturing orders from Europe and the Middle East did not materialize during the fourth quarter. During the week ending May 2, 2003, the Company expects to release its audited results, which may differ from the unaudited results.

       The Company's LaserCard(R) shipments for fiscal 2003 are expected to total 7.25 million cards (unaudited) compared with 5.56 million cards for fiscal 2002, an increase of about 30%.

       Income before taxes is estimated at $3.7 million (unaudited) for fiscal 2003 compared with $2.4 million for fiscal 2002, an increase of about 50%. Revenues for fiscal 2003 are estimated at $26.3 million compared with $20.9 million for fiscal 2002, an increase of about 26%.

       Cash, cash equivalents, and investments total just over $17 million as of March 31, 2003. The Company has no debt. As of March 31, 2003, there were 10,443,192 shares of Drexler Technology Corporation common stock outstanding.

       Headquartered in Mountain View, Drexler Technology develops and manufactures LaserCard(R) optical memory cards and chip-ready Smart/Optical(TM) cards (a combination of optical memory card and smart card). Drexler's wholly owned subsidiary, LaserCard Systems Corporation (WWW.LASERCARD.COM), makes optical memory card read/write drives, develops biometric card verification systems and optical card system software, and markets other card-related data systems and peripherals.

Forward-Looking Statements: All statements contained in this press release that are not historical facts are forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not historical facts or guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our estimate of earnings for the fiscal 2003 fourth quarter and 2003 fiscal year ended March 31, 2003, card shipment estimates, and the expected release date of audited results. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, there not being any unknown already occurred event which impacts our income or expenses and our auditors' opinion as to our estimates of such matters as reserves and the salability of our inventory as well as other risk factors detailed in the Company's Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, the Company's future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

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